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                                                                   EXHIBIT 21.01

                             MATERIAL SUBSIDIARIES

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
Name of Subsidiary                                      Jurisdiction of Incorporation
-----------------------------------------------------   -----------------------------
The Art Institutes International, Inc.                  Pennsylvania
The Art Institute of Atlanta, Inc.                      Georgia
The Art Institute of California - Los Angeles, Inc.     California
The Art Institute of California - Orange County, Inc.   California
TAIC, Inc.
   d/b/a The Art Institute of California - San Diego    California
TAIC - San Francisco, Inc. d/b/a The Art Institute of
   California - San Francisco                           California
The California Design College, Inc.                     California
The Art Institute of Charlotte, Inc.                    North Carolina
The Art Institute of Colorado, Inc.                     Colorado
The Art Institute of Dallas, Inc.                       Texas
The Art Institute of Fort Lauderdale, Inc.              Florida
The Art Institute of Houston, Inc.                      Texas
The Illinois Institute of Art, Inc.                     Illinois
The Illinois Institute of  Art at Schaumburg, Inc.      Illinois
The Art Institute of Las Vegas, Inc.                    Nevada
The Art Institutes International Minnesota, Inc.        Minnesota
The New England Institute of Art, Inc.                  Massachusetts
The Art Institute of New York City, Inc.                New York
The Art Institute of Phoenix, Inc.                      Arizona
The Art Institute of Portland, Inc.                     Oregon
The Art Institute of Seattle, Inc.                      Washington
The Art Institute of Tampa, Inc.                        Florida
The Art Institute of Washington, Inc.                   District of Columbia
Miami International University of Art & Design, Inc.    Florida
Argosy Education Group, Inc.                            Illinois
Academic Review, Inc.                                   Illinois
Association for Advanced Training in the Behavioral
   Sciences                                             California
The Connecting Link, Inc.                               Georgia
Western State University of Southern California         California
C.D.I.S. Center for Digital Imaging and Sound Inc.      Nova Scotia
Infocast Digital Arts Inc.                              Nova Scotia
South University, Inc.                                  Georgia
South University of Alabama, Inc.                       Alabama
South University of Carolina, Inc.                      South Carolina
South University of Florida, Inc.                       Florida
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American Education Centers, Inc.                        Delaware
Brown Mackie Education Corporation                      Delaware
Commonwealth Business College Education Corporation     Delaware
Asher School of Business Education Corporation          Delaware
Stautzenberger College Education Corporation            Delaware
Michiana College Education Corporation                  Delaware
Southern Ohio College, LLC                              Delaware